UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2025

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On December 31, 2025, Pixelworks, Inc. (the “Company”), reconvened its 2025 Special Meeting of Shareholders (the “Special Meeting”), which was originally convened on November 26, 2025, and then reconvened and adjourned on December 8, 2025 and December 19, 2025. The votes received on December 31, 2025, on each of the matters remaining to be voted on are reported below. The proposals were more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 27, 2025.

Proposal 1. Approval of the sale of all of the shares of common stock of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., owned indirectly by the Company (the “Sale”), when the Sale is consummated, received the following votes:

For	Against	Abstain
3,833,042	65,702	30,478

Proposal 2. Approval, on an advisory (non-binding) basis, compensation that may be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the Sale, received the following votes:

For	Against	Abstain
3,453,415	426,249	49,558

Holders of approximately 61% of the outstanding shares of the Company’s common stock on the record date for the Special Meeting voted in favor of Proposal 1. However, as reported in the Company’s Current Report on Form 8-K filed on December 22, 2025, the Board of Directors of the Company previously determined that the Sale does not constitute the sale of substantially all of the Company’s property and assets and, therefore, that shareholder approval is not required for completion of the Sale. Proposal 2 received the affirmative vote of holders of a majority of the votes cast affirmatively or negatively at the Special Meeting and, therefore, was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	December 31, 2025	/s/ Haley F. Aman
Haley F. Aman Chief Financial Officer